Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Helmerich & Payne, Inc.

(Exact Name of Registrant as Specified in its Charter)

Helmerich & Payne International Drilling Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Helmerich & Payne, Inc.
Debt Securities
Preferred Stock, no par value
Common Stock, par value $0.10 per share
Warrants
Rights
Units
Guarantees of Debt Securities(3)
Helmerich & Payne International Drilling Co.
Debt Securities
Guarantees of Debt Securities(4)
Total Offering Amounts
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due

(1)	There is being registered hereunder such indeterminate number or amount of securities identified in the table as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities.

(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant hereby defers payment of the registration fee required in connection with this Registration Statement.

(3)	One or more subsidiaries of Helmerich & Payne, Inc., including Helmerich & Payne International Drilling Co., may fully and unconditionally guarantee any series of debt securities of Helmerich & Payne, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.

(4)	Helmerich & Payne, Inc. may fully and unconditionally guarantee any series of debt securities of Helmerich & Payne International Drilling Co. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.